Exhibit 32.1
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
The undersigned hereby certifies that, to his knowledge, (i) the Form 10-KSB filed by TSB Financial Corporation (the “Issuer”) for the year ended December 31, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

TSB Financial Corporation

Date: March 23, 2007	By:	/s/ John B. Stedman, Jr.

John B. Stedman, Jr.
President and Chief Executive Officer

Date: March 23, 2007	By:	/s/ Jan H. Hollar

Jan H. Hollar
Executive Vice President
Secretary and
Chief Financial Officer

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